Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS

The SPEA Unaudited Pro Forma Condensed Combined Financial Statements reflect the completion of the Simultaneously Closed Transactions which include the RFX Investment, the Huff Investment and the Short-Term Senior Loan (collectively referred to as the “Financing Transactions”) and the Presley Business Acquisition.

The RFX Investment

The RFX Investment was effected pursuant to a Stock Purchase Agreement dated as of December 15, 2004 and amended as of February 7, 2005.  In accordance with the terms of the Stock Purchase Agreement, RFX Acquisition contributed $3,046,407 in cash to the Company in exchange for 30,464,072 newly issued shares of the Company’s common stock, no par value per share (the “Common Stock”).  In addition to the shares purchased directly from the Company, RFX Acquisition received warrants to purchase (i) 6,828,938 shares of Common Stock at $1.00 per share, (ii) 6,828,938 shares of Common Stock at $1.50 per share, and (iii) 6,828,939 shares of Common Stock at $2.00 per share.  Simultaneously with this exchange, RFX Acquisition also acquired an aggregate of 2,240,397 shares of Common Stock directly from certain principal shareholders of the Company at a price of $0.10 per share.  Immediately following with consummation of the RFX Investment, RFX Acquisition distributed its shares of Company common stock and its warrants to its members.  In order to provide additional capital to the Company, certain recipients of the warrants, including Mr. Sillerman and other members of the Company’s senior management, immediately exercised an aggregate of five million of the $1.00 warrants for aggregate consideration to the Company of $5,000,000.

The Presley Acquisition

The Presley Acquisition was effected pursuant to a Contribution and Exchange Agreement dated December 15, 2004 by and among the Company, The Promenade Trust, a Tennessee grantor trust (the “Trust”) and RFX Acquisition.  The Trust has historically directly owned and operated the assets and businesses of Elvis Presley which existed at the time of his death and has owned and operated the businesses and assets acquired and/or created after Elvis’ death through its ownership of 100% of Elvis Presley Enterprises, Inc. (“EPE Inc.”).  Prior to consummation of the Presley Acquisition, the Trust contributed the Presley assets and businesses not owned by EPE Inc. to a newly formed Tennessee limited liability company, Elvis Presley Enterprises, LLC (“EPE LLC”).

At the closing of the Presley Acquisition, the Trust contributed 85% of the outstanding equity interests of EPE Inc. and 85% of the membership interests of EPE LLC to the Company.  In exchange, the Trust received from the Company $50,125,000 in cash, 1,491,817 shares of Series B Convertible Preferred Stock, no par value per share (the “Series B Preferred Stock”), and one share of Series C Convertible Preferred Stock, no par value per share (the “Series C Preferred Stock”) valued at $22,825,000, and 500,000 shares of Common Stock of the Company valued at $7.67 per share (which represents the three day average of the Company’s closing stock price following public announcement of the transaction).  In addition, at closing, the Company repaid $25,125,000 of outstanding indebtedness of the Presley Business.  The Trust continues to own

15% of the outstanding equity interests of EPE Inc. and 15% of the membership interests of EPE LLC.

The Graceland Lease

The Company has entered into a 90 year lease with the Trust for the Graceland mansion, under which the Company has the exclusive right to conduct all business operations of and at Graceland, including receipt of all revenue generated in connection with such operations.  At the end of the term of the lease, the Trust has the right to reclaim the right to all operations at the mansion property.  The Company prepaid approximately $3.0 million of rent at closing of the Presley Acquisition, and will make monthly payments of $1.00 per month during the term of the lease.  Under the terms of the lease, the Company is responsible for all costs and expenses arising from or related to the operation of Graceland.  The Company has also acquired all worldwide rights, title and interest in and to the name “Graceland,” which name may be used at additional themed locations as well as in Memphis, Tennessee.

The Company has also entered into a license arrangement for the use of all personal items which were owned by Elvis Presley at the time of his death and which are currently owned by the Trust.  Under the terms of the license, subject to certain limitations, the Company has the right to use such items, including the right to move and display such items, in furtherance of the Presley Business.

The Series B Convertible Preferred Stock

As part of the consideration for the contribution of the Trust’s assets, the Trust received 1,491,817 shares of Series B Preferred Stock, valued at $22,825,000.  Each share of Series B Preferred Stock has a stated value of $15.30 and entitles the holder to receive an annual dividend calculated at a rate of 8% of the stated value ($1,826,000 per annum).  The shares of Series B Preferred Stock are convertible into Common Stock at any time at a conversion price equal to the stated value, subject to adjustments in connection with anti-dilution protection for normal stock splits, stock dividends and reorganizations. The shares of Series B Preferred Stock become convertible at the Company’s option from and after the third anniversary of the date of issuance, if, at any time, the average closing price of the Common Stock over a thirty day trading period equals or exceeds 150% of the conversion price.

During the period beginning seven years and six months following the date of issuance and ending eight years and six months following the date of issuance, the Company can redeem the outstanding shares of Series B Preferred Stock, in whole or in part, for an aggregate price equal to the stated value plus accrued but unpaid dividends through the date of redemption.  If we do not exercise this redemption right, the conversion price with respect to all remaining shares of Series B Preferred Stock is thereafter reduced to the lower of (i) the conversion price then in effect and (ii) the average closing price of the Common Stock measured over the last twenty consecutive trading days of the redemption period.

Series C Convertible Preferred Stock

The Trust also received one share of Series C Preferred Stock.  The Series C Preferred Stock is convertible into one share of Common Stock and is pari passu with the Common Stock with respect to dividends and distributions upon liquidation.

Priscilla Presley Transaction

In connection with the Presley Acquisition, the Company entered into an agreement with Priscilla Presley, pursuant to which the Company acquired from Ms. Presley all commercial rights held by her to use the name “Presley” in connection with the use and exploitation of the assets acquired from the Trust as well as all of Ms. Presley’s rights, if any, to the name Graceland.  The purchase price for the rights acquired from Priscilla Presley was $6.5 million, with $3.0 million paid in cash at the closing and $3.5 million paid in the form of an 8 year subordinated promissory note.  The promissory note bears interest at a rate of 5.385% per year.  The Company has also entered into a new ten year consulting agreement with Ms. Presley pursuant to which she will be paid $560,000 per year.  Prior to the Presley Acquisition, Ms. Presley was employed by the Company at an annual salary of approximately $940,000 per annum.

The Huff Investment

Simultaneous with the closing of the RFX Investment and the Presley Acquisition, Huff contributed an aggregate of $43,818,605 in cash in exchange for: (i) 2,172,400 shares of Series A Convertible Redeemable Preferred Stock, no par value per share (the “Series A Preferred Stock”), each with a stated value of $20.00 per share, (ii) 3,706,052 newly issued shares of Common Stock, (iii) warrants to purchase 1,860,660 shares of Common Stock at $1.00 per share, (iv) warrants to purchase 1,860,660 shares of Common Stock at $1.50 per share, and (v) warrants to purchase 1,860,661 shares of Common Stock at $2.00 per share.

The Series A Convertible Redeemable Preferred Stock

Each share of Series A Preferred Stock has a stated value of $20.00 per share and is convertible into Common Stock at a conversion price as more fully described below. Holders of the Series A Preferred Stock are not entitled to any dividends beyond participating on an as converted basis in dividends declared with respect to the Company’s Common Stock.  The shares of Series A Preferred Stock are convertible into Common Stock at any time at the option of the holder. The shares of Series A Preferred Stock become convertible at the Company’s option if, at any time following the third anniversary of issuance the average closing price of the common stock over a thirty day trading period equals or exceeds $15.00.  In addition, in the event that at any time after issuance (i) the total market capitalization of the outstanding shares of Common Stock equals or exceeds $500.0 million, and (ii) the average closing price of the Common Stock over a period of thirty (30) consecutive trading days equals or exceeds $15.00, the Company shall have the right to convert such number of shares of Series A Preferred Stock with an aggregate stated value of up to 25% of the market value of all publicly traded Common Stock (excluding shares held by affiliates of the Company).

The holders of the Series A Preferred Stock have certain anti-dilution protection with respect to the Series A Preferred Stock.  The conversion price of the Series A Preferred Stock, which was $10.00 per share at issuance, is subject to adjustment upon (i) issuances of Common Stock at a price below $10.00 per share, and (ii) the exercise or conversion of convertible stock, warrants, options (other than employee incentive stock options) or other similar derivatives relating to Common Stock, in each case at a price below $10.00 per share.  Further, if, at the time the shares of Series A Preferred Stock are converted by the Company, there are outstanding and unconverted or unexercised below $10.00 convertible stock, options or warrants for which no adjustment was made at issuance, then the holders of the Series A Preferred Stock shall receive “penny warrants” to purchase shares equal to 50% of the number of additional shares that would have been received upon conversion of the Series A Preferred had an adjustment been made to the conversion price upon issuance of the below $10 convertible stock, options or warrants.  The “penny warrants” shall only become exercisable upon exercise or conversion of the below $10 convertible stock, options or warrants that caused their issuance and shall expire upon the expiration of such below $10 convertible stock, options or warrants.

Notwithstanding the formula described above, the terms of the Series A Preferred Stock specifically provide for an adjustment for the issuance of the 15,486,815 warrants not exercised by the members of RFX Acquisition immediately following closing, but no adjustment in connection with the issuance and exercise of the warrants received by Huff or the first five million warrants exercised by the members of RFX Acquisition immediately following closing.  After giving effect to the adjustment described in the preceding sentence, the current conversion price of the Series A Preferred Stock is $7.18 per share of Common Stock, so that each share of Series A Preferred Stock is convertible into approximately 2.8 shares of Common Stock.  This anti-dilution protection terminates in the event that the average closing price of the Common Stock over a thirty day trading period at any time equals or exceeds $15.00 and, during the thirty consecutive trading day period, the holders of a majority of the outstanding shares of Series A Preferred Stock otherwise had the opportunity to convert their Series A Preferred Stock and dispose of all shares received following such conversion.

During the first three years following issuance, the Company shall have the option to redeem part or all, of the Series A Preferred Stock using up to 25% of the proceeds from each registered public offering or private investment in public equity (“PIPES”) transaction: (i) during the first twelve months following issuance, at a price of $23.10 per share, and (ii) at all times thereafter, at a price that will provide the holders of the Series A Preferred Stock with an IRR of 15.5% on the shares of Series A Preferred Stock being sold.

Upon a liquidation, the holders of the Series A Preferred Stock are entitled to receive in preference to the holders of any other class or series of the Company’s equity securities (other than the Series B Preferred Stock which rank on parity with the Series A Preferred Stock in respect of liquidation), a cash amount per share equal to the greater of (xx) the stated value plus accrued but unpaid dividends, or (yy) the amount to which they would be entitled to receive had they converted into Common Stock.

If, after six years following the closing of the Huff Investment, the aggregate return on Huff’s investment in the Series A Preferred Stock does not equal or exceed 8%, then the holders of the Series A Preferred Stock are entitled to receive a distribution of cash or additional shares of Series A Preferred Stock so that the return calculated to such date equals 8% (the “Total Return Amount”).

In the event that any holder of Series A Preferred Stock has not converted its Series A Preferred Stock as of the eighth anniversary of the date of issuance, we will be required to redeem 100% of the outstanding shares of Series A Preferred Stock for an aggregate price equal to the stated value multiplied by the number of shares of Series A Preferred Stock then being redeemed plus any Total Return Amount owed but not paid in accordance with the preceding paragraph.

The Short Term Senior Loan

A portion of the cash consideration for the Presley Acquisition was obtained through a $39.0 million short term senior loan from an affiliate of Bear, Stearns & Co. Inc.  The borrower under the Short Term Senior Loan was EPE Holding Corporation, a wholly owned subsidiary of the Company, which directly owns 100% of the Company’s shares and interests in the Presley Business.  The principal amount of the loan is guaranteed by the Company and secured by the borrower’s ownership interest in the Presley Business. Full payment on the principal amount is due 364 days from the date of closing. At maturity, the borrower must repay the loan at 101% of the principal amount thereof plus accrued and unpaid interest to the date of maturity.  This provision to repay the loan at 101% will be accounted for as additional interest expense over the one year term of the loan.  The loan bears interest at a rate per annum equal to LIBOR plus (i) 400 basis points for the first six months following the closing date, (ii) 500 basis points for the period beginning after six months and ending on the ninth month following closing, and (iii) 600 basis points at all times thereafter through maturity.  The Company is required repay the loan with the proceeds from a public offering or private placement of any debt or equity securities, any future bank loan or comparable borrowings, and any future asset sales.

Basis of Presentation of Unaudited Pro Forma Condensed Combined Financial Information

The SPEA Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2004 is presented as if SPEA had completed the RFX Acquisition, the Huff Equity Investment, the Short-term Senior Loan and the Presley Business Acquisition as of September 30, 2004.

The SPEA Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2003 and the nine months ended September 30, 2004 are presented as if SPEA had completed the Financing Transactions and the Presley Business Acquisition on January 1, 2003 and 2004, respectively.

The SPEA Unaudited Pro Forma Condensed Combined Financial Statements are based upon available information and upon certain assumptions as described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

The SPEA Unaudited Pro Forma Condensed Combined Financial Statements are based on estimates and assumptions.  These estimates and assumptions are preliminary and have been made solely for purposes of developing these unaudited pro forma condensed combined financial statements.  The SPEA Unaudited Pro Forma Condensed Combined Financial Statements are based upon, and should be read in conjunction with, the historical financial statements of SPEA and the related notes to such financial statements which are incorporated herein by reference and the historical financial statements of the Presley Business which are contained elsewhere in this document.  The SPEA Unaudited Pro Forma Condensed Combined Financial Statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor are they indicative of SPEA’s future results.

The SPEA Unaudited Pro Forma Condensed Combined Financial Statements and notes thereto contain forward-looking statements that involve risks and uncertainties.  Therefore the actual results of SPEA may vary materially from those discussed herein.  SPEA undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2004

($ in thousands)

	Actual SPEA	Financing Transactions(1)	Historical Presley Business	Presley Acquisition Adjustments(2)	Other Pro Forma Adjustments		Pro Forma for the Financing Transactions and the Presley Acquisition
Assets:
Cash and cash equivalents	$—	$88,165	$214	$(83,250)	$—		$5,129
Other current assets	—	—	10,197	—	—		10,197
Property and equipment, net	—	—	21,438	4,512	—		25,950
Intangible assets, net	—	—	2,142	99,535	—		101,677
Other assets	1	500	3,045	—	(1	)(3Ci)	3,545
Total Assets	$1	$88,665	$37,036	$20,797	$(1)		$146,498

Liabilities and Shareholders Equity:
Current liabilities	$232	$—	$12,279	$—	$(232	)(3Ci)	$12,279
Existing debt	—	—	22,656	(22,656)	—		—
Short term senior loan	—	39,000	—	—	—		39,000
Note payable		—	—	3,500	—		3,500
Total liabilities	232	39,000	34,935	(19,156)	(232)		54,779

Minority interest	—	—	—	15,394	—		15,394
Series A redeemable convertible preferred stock	—	12,301			—		12,301
Shareholders’ equity
(deficiency):
Series B convertible preferred stock	—	—	—	22,825	—		22,825
Common stock	—	—	—	—	—		—
Additional paid-in-capital	18,364	6,346	—	3,835	231	(3Ci)	59,794
		14,420
		16,598
Accumulated deficit	(18,595)	—	2,101	(2,101)	—		(18,595)
Total shareholders’ equity
(deficiency)	(231)	37,364	2,101	24,559	231		64,024
Total Liabilities and Shareholders’ Equity (Deficiency)	$1	$88,665	$37,036	$20,797	$(1)		$146,498

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2004

($ in thousands)

	Actual SPEA	Financing Transactions		Presley Business	Pro Forma Adjustments		Pro Forma for the Financing Transactions and the Presley Acquisition

Revenue	$—	$—		$32,426	$—		$32,426
Cost of sales	—	—		5,266	—		5,266
Selling, general and administrative expenses	68	—		18,943	(68	)[3Ciii]	18,658
					(285	)[3Biv]
Depreciation and amortization	—	—		898	5,933	[3Bv]	6,831
Corporate expenses	—	—		—	6,750	[3Ci]	6,750
Operating income (loss)	(68)	—		7,319	(12,330)		(5,079)
Interest expense	14	2,822	[3Aiii]	916	(916	)[3Biii]	2,963
					(14	)[3Civ]
					141	[3Aiv]
Other income (expenses)	—	—		8	—		8
Minority interest in income (loss)	—	—		—	(900	)[3Bii]	(900)
Income (loss) before income taxes	(82)	(2,822)		6,411	(12,441)		(8,934)
Income tax (expense) benefit	—	—		(562)	337	[3Cv]	(225)
Income (loss) from continuing operation.	(82)	(2,822)		5,849	(12,104)		(9,159)
Dividends on preferred stock	—	1,320	[3Aii]	—	—		1,320
Accretion of beneficial conversion feature	—	1,153	[3Ai]	—	—		1,153
Income (loss) from continuing operations available to common shareholders	$(82)	$(5,295)		$5,849	$(12,104)		$(11,632)

Income (loss) per common share	$(0.01)	$—		$—	$—		$(0.26)
Weighted average common shares outstanding	4,283,061	39,170,124	(1A, 1B)		500,000	(2)	43,953,185

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2003

($ in thousands, except per share amounts)

	Actual SPEA	Financing Transactions		Presley Business	Pro Forma Adjustments		Pro Forma for the Financing Transactions and the Presley Acquisition

Revenue	$—	$—		$44,376	$—		$44,376
Cost of sales		—		7,442	—		7,442
Selling, general and administrative expenses	86	—		24,917	(86	)[3Ciii]	24,537
					(380	)[3Biv]
Depreciation and amortization	—	—		1,227	7,881	[3Bv]	9,108
Corporate expenses	—	—		—	9,000	[3Ci]	9,000
Operating income (loss)	(86)	—		10,790	(16,415)		(5,711)
Interest expense	10	3,815	[3Aiii]	1,362	(1,362	)[3Biii]	4,003
					(10	)[3Civ]
					188	[3Aiv]
Other income (expenses)	14	—		91	—		105
Minority interest in income (loss)	—	—		—	(1200	)[3Bii]	(1200)
Income (loss) before income taxes	(82)	(3,815)		9,519	(16,431)		(10,809)
Income tax (expense) benefit	—	—		(813)	286	[3Cv]	(527)
Income (loss) from continuing operations	(82)	(3,815)		8,706	(16,145)		(11,336)
Dividends on preferred stock	—	1,760	[3Aii]	—	—		1,760
Accretion of beneficial conversion feature	—	1,538	[3Ai]	—	—		1,538
Income (loss) from continuing operations available to common shareholders	$(82)	$(7,113)		$8,706	$(16,145)		$(14,634)

Net income (loss) per common share	$(0.02)	$—		$—	$—		$(0.33)
Weighted average common shares outstanding	4,271,869	39,170,124	(1A, 1B)		500,000	(2)	43,941,993

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

($ in thousands, except share and per share amounts)

1.               Financing Transactions

As more fully described previously, the following financing transactions were completed.

A. RFX Investment
(i)	Issuance of 30,464,072 shares of SPEA common stock and warrants to acquire 20,486,817 common shares of SPEA	$3,046
(ii)	Proceeds from exercise of 5 million $1.00 warrants	5,000
(iii)	Fees and expenses	(1,700)
		6,346

B. Huff Investment
(i)	Issuance of 2,172,400 Shares of Series A Convertible Redeemable Preferred Stock, and
(ii)	3,706,052 common shares of SPEA, and
(iii)	Warrants to purchase 5,581,981 common shares of SPEA	43,819
(iv)	Fees and expenses	(500)
		43,319

C. Short-term Senior Loan		39,000
	Fees and expenses	(500)
		38,500

Net cash proceeds		$88,165

The Huff Investment has been allocated in the accompanying condensed combined pro forma financial statements based on the relative fair values of the preferred stock, common stock and warrants.  The fair values of each of the securities issued to Huff were based on the $13.40 closing price of the Company’s common stock on February 2, 2005, the date upon which the Huff Investment was committed and agreed to by all parties.  The following table summarizes the allocation of the proceeds based on the relative fair values of the securities issued to Huff:

Common stock	$14,420
Warrants	16,598
Preferred stock	12,301
Total	$43,319

The allocation of the proceeds from the Huff Investment resulted in a beneficial conversion feature in the amount of $12,301.  This discount will be accreted over the eight year life of the Series A Preferred Stock redemption period and treated as a deemed dividend to the holder of the Series A Preferred Stock.

2.               The Presley Business Acquisition

The allocation of the initial purchase price consideration paid at closing to the assets acquired and liabilities assumed included in the pro forma condensed combined financial statements was based upon preliminary estimates of the fair market value of the acquired assets and assumed liabilities.  These estimates of fair market value may change based upon completion of the Company’s final valuation of the assets and liabilities of the Presley Business.

The following table sets forth the components of the purchase price paid by SPEA to acquire an 85% interest in the Presley Business:

Cash paid to Trust	$50,125
Series B and Series C Convertible Preferred Stock	22,825
Common Stock	3,835
Pay-off and defeasance of the outstanding indebtedness of Presley Business	25,125
Cash paid for Priscilla Presley commercial rights	3,000
Note issued for Priscilla Presley commercial rights	3,500
Transaction costs incurred	5,000
Total purchase price paid	$113,410

The common shares were valued at $ 7.67 per share based on the average of the closing price of the common stock for the day of and the two days following the December 16, 2004 public announcement of the RFX Investment and the Presley Business Acquisition.

The following table provides the preliminary estimated fair value of the acquired assets and assumed liabilities of the Presley Business at September 30, 2004:

Cash	$214
Current assets	10,197
Property and equipment	25,950
Other assets	3,045
Other identifiable intangible assets	75,500
Current and other liabilities assumed	(12,279)
Total value of identifiable assets	102,627
Minority interest	(15,394)
Net value of identifiable assets	87,233
Cost in excess of fair value of assets acquired	26,177
Total purchase price paid	$113,410

The Company is required to account for business combinations in accordance with the Financial Accounting Standards Board Statements of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets.  Under the terms of these pronouncements, goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are subject to annual impairment tests.  Intangible assets with finite lives are amortized over their useful lives.

In accordance with the provisions of SFAS No. 142, the Company will not amortize goodwill and intangible assets with indefinite lives recorded in connection with the acquisition of the Presley Business.  The Company expects to perform an annual impairment test of the goodwill and any indefinite lived intangible assets but has not yet determined what effect these tests will have on the results of operations or the financial position of the Company in future periods.

The following table provides the preliminary amounts and estimated useful lives of the acquired assets of the Presley Business:

Buildings and related improvements	$21,750	20 years
Land	3,200	n/a
Furniture and equipment	1,000	5 years
Record, music publishing, film and video rights	53,500	15 years
Existing license agreements	5,000	2 years
Relationships with licensees	7,500	7 years
Graceland lease	3,000	90 years
Priscilla Presley name	6,500	10 years

The remainder of the purchase price paid for the Presley Business totaling $26,177 relates to goodwill.  Goodwill has been deemed to have an indefinite life and, accordingly, no amortization has been provided for this asset in the accompanying condensed combined pro forma financial statements.

3.               Other Pro Forma Adjustments

There are three categories of pro forma adjustments necessary to present the pro forma financial position and pro forma results of operations of SPEA for the year ended December 31, 2003 and as of and for the nine months ended September 30, 2004 after taking into account the acquisition of the Presley Business and the impact of the Financing Transactions:

•                  Ongoing impact of Financing Transactions

•                  Presley Business Acquisition adjustments

•                  Other operating adjustments

A.           Ongoing impact of Financing Transactions

		Year Ended December 31, 2003	Period Ended September 30, 2004
(i)	Accretion of beneficial conversion feature of the Huff Investment of $12,301 over its eight year life	$1,538	$1,153

(ii)	Dividends on Series B Preferred Stock	$1,760	$1,320

(iii)	Interest on the Short-Term Senior Loan (assumes LIBOR equals 2.75%) including accretion of $ 390 of premium and amortization of debt issuance costs as additional interest expense over the one year term of the loan	$3,815	$2,822

(iv)	Interest on Priscilla Presley Loan	$188	$141

B.             Presley Business Acquisition Adjustments

(i)	Record acquisition of Presley Business
(ii)	Eliminate investment and record 15% minority interest in Presley Business at no less than guaranteed minimum of $1.2 million per year.

(iii)	Reflect repayment and defeasance of the Presley Business indebtedness and reduction of interest expense
(iv)	Adjust Priscilla Presley’s compensation to reflect new consulting agreement
(v)	Adjust depreciation and amortization expense to reflect the following new annual amounts:

	Preliminary Purchase Allocation	Estimated Lives	Annual Expense	Nine month Expense
Buildings and improvements	$21,750	20 years	$1,087	$815
Land	3,200	n/a	—	—
Furniture and equipment	1,000	5 years	200	150
Record, publishing, film and video rights	53,500	15 years	3,567	2,675
Existing license agreements	5,000	2 years	2,500	1,875
Relationships with licensees	7,500	7 years	1,071	804
Graceland lease	3,000	90 years	33	25
Priscilla Presley name	6,500	10 years	650	487
			$9,108	$6,831

C.             Other Adjustments

(i)

Reflect corporate expenses, including the impact of a lease agreement for corporate office space as well as salaries and benefits for new corporate employees that have been committed to and are expected to continue for the foreseeable future

(ii)	Eliminate SPEA’s existing assets and current liabilities which are being retained by the former controlling shareholders of SPEA
(iii)	Eliminate SPEA’s historical operating expenses as these costs are being replaced by the corporate expenses described above
(iv)	Eliminate SPEA’s historical interest expense as the related liabilities have been transferred to the former controlling shareholders of SPEA as part of the RFX Investment
(v)	Eliminate historical federal income tax expense to reflect the pro forma losses before income taxes and reflect estimated state and local minimum taxes due.